UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 29, 2018

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 29, 2018, GP Strategies Corporation (the “Company”) entered into a Second Amendment to Fifth Amended and Restated Financing and Security Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as lender. The Credit Agreement provides for an extension of the expiration date of the existing revolving credit facility in the maximum principal amount of $100 million, from December 31, 2021 to June 1, 2023, and a new term loan in the principal amount of $40 million maturing on October 1, 2021. The Credit Agreement is secured by substantially all of the Company’s assets. The new term loan was used to refinance the $22.0 million remaining balance of the existing term loan and $18.0 million of borrowings outstanding under the existing revolving credit facility.
The maximum interest rate on the Credit Agreement is the daily one-month LIBOR market index rate (for borrowings in Dollars and Sterling) or the daily one-month EURIBOR (for borrowings in Euros) plus 2.50%. Based on the Company’s financial performance, the interest rate can be reduced to a minimum rate of the daily one-month LIBOR market index rate plus 1.25%, with the rate being determined based on the Company’s maximum leverage ratio for the preceding four quarters. Each unpaid advance on the revolving loan will bear interest until repaid. The term loan is payable in monthly installments of principal in the amount of $1,000,000 each plus applicable interest, beginning on July 1, 2018. The Company may prepay the term loan or the revolving loan, in whole or in part, at any time without premium or penalty, subject to certain conditions. Amounts repaid or prepaid on the term loan may not be reborrowed.
The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company’s and its subsidiaries’ (subject to certain exceptions) ability to, among other things, grant liens, make investments, repurchase its stock, pay dividends, incur indebtedness, merge or consolidate, dispose of assets, and make acquisitions, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a minimum fixed charge coverage ratio and a maximum leverage ratio.
As of June 29, 2018, after entering into the new Second Amendment to the Credit Agreement, the Company had $40.0 million of borrowings outstanding under the new term loan, $61.2 million of borrowings outstanding under the revolving credit facility, and $33.7 million of available borrowings under the revolving credit facility.
A copy of the Second Amendment to the Credit Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under a Off-Balance Sheet Arrangement of a Registrant.
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits
(d)            Exhibits.

Exhibit No.	Description
10.1
Second Amendment to Fifth Amended and Restated Financing and Security Agreement, dated June 29, 2018, by and between GP Strategies Corporation, as US Borrower, and General Physics (UK) Ltd., GP Strategies Holdings Limited, GP Strategies Limited and GP Strategies Training Limited, collectively as UK Borrowers, and Wells Fargo Bank, National Association, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: July 6, 2018	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Fifth Amended and Restated Financing and Security Agreement, dated June 29, 2018, by and between GP Strategies Corporation, as US Borrower, and General Physics (UK) Ltd., GP Strategies Holdings Limited, GP Strategies Limited and GP Strategies Training Limited, collectively as UK Borrowers, and Wells Fargo Bank, National Association, as Lender.

4